EXHIBIT 10.1

AMENDMENT NUMBER FOURTEEN
to the
Master Loan and Security Agreement
Dated as of March 21, 2002
by and between
E-LOAN, INC.
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER FOURTEEN is made this 14th day of March, 2005, by and between E-LOAN, INC., having an address at 6230 Stoneridge Mall Road, Pleasanton, California 94588 (the “Borrower”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Master Loan and Security Agreement, dated as of March 21, 2002, by and between the Borrower and the Lender, as amended (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Lender agree to amend the Loan Agreement to amend various limits of the facility and the Borrower and the Lender have agreed to make such additional modifications to the Loan Agreement as more expressly set forth below.

WHEREAS, as of the date of this Amendment Number Fourteen, the Borrower represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Loan Agreement and is not in default under the Loan Agreement.

WHEREAS, in order to induce the Lender to enter into this Amendment Number Fourteen, the Borrower has agreed to pay to the Lender an additional commitment fee in an amount equal to $600,000, payable as provided herein.

WHEREAS, the Borrower and the Lender have agreed to amend the Loan Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of March 14, 2005, Section 1 of the Loan Agreement is hereby amended by deleting the definition of Applicable Margin and replacing it with the following:

“Applicable Margin” shall mean with respect to Advances that are Tranche A Advances, Tranche B Advances and Tranche C Advances respectively, and which are secured by the Mortgage Loans, the applicable rate per annum set forth below for each day that such Advances shall be so secured:

Tranche A Advances    0.75%

Tranche B Advances    1.15%

Tranche C Advances    0.875%

SECTION 2.   Effective as of March 14, 2005, the definition of “Collateral Value” set forth in Section 1 of the Loan Agreement is hereby amended by (i) deleting the “or” at the end of clause (10); (ii) deleting the “.” at the end of clause (11) and replacing it with “;”; and (iii) adding the following subparts at the end thereto:

(12)      that is a HELOC or Second Lien Mortgage Loan that is not covered by a Takeout Commitment during any period between the 76th and 120th day (inclusive) such HELOC or Second Lien Mortgage Loan is subject to the terms of this Loan Agreement; or

(13)      that is a HELOC or Second Lien Mortgage Loan which has been subject to this Loan Agreement for greater than one hundred twenty (120) days.

SECTION 3.   Effective as of March 14, 2005, Section 1 of the Agreement is hereby amended by deleting clause (4) to the definition of Maximum Credit and replacing it with the following:

(4)         the Maximum Credit for “B” and “C” credit Mortgage Loans may not exceed $35 million at any time;

SECTION 4.   Effective as of March 14, 2005, Section 1 of the Loan Agreement is hereby amended by deleting clause (5) to the definition of Maximum Credit and replacing it with the following:

 (5)       the Maximum Credit for all High LTV Loans may not exceed $35 million at any time; and

SECTION 5.   Effective as of March 14, 2005, Section 1 of the Agreement is hereby amended by deleting clause (6) to the definition of Maximum Credit and replacing it with the following:

(6)        the Maximum Credit for all HELOCs and Second Lien Mortgage Loans that are not covered by a Takeout Commitment may not exceed $250 million at any time and the Maximum Credit for all Mortgage Loans that are not covered by a Takeout Commitment may not exceed $350 million at any time.

SECTION 6.   Effective as of March 14, 2005, Section 1 of the Loan Agreement is hereby amended by deleting the definition of Termination Date and replacing it with the following:

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“Termination Date” shall mean March 13, 2006, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 7.  Commitment Fee.  In order to induce the Lender to enter into this Amendment Number Fourteen with the Borrower, the Borrower hereby agrees to pay to the Lender a commitment fee equal to $600,000 to be paid to the Lender on or before March 14, 2005.  Such commitment fee shall be paid in dollars, in immediately available funds, in accordance with the Lender’s instructions.

SECTION 8.   Fees and Expenses. The Borrower agrees to pay to the Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment Number Fourteen (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel incurred in connection with this Amendment Number Fourteen), in accordance with Section 11.03 of the Loan Agreement.

SECTION 9.  Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 10.  Limited Effect.  Except as amended hereby, the Loan Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Fourteen need not be made in the Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

SECTION 11.  Representations.  In order to induce the Lender to execute and deliver this Amendment Number Fourteen, the Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement and no Default or Event of Default has occurred and is continuing under the Loan Agreement.

SECTION 12.  Governing Law. This Amendment Number Fourteen shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 13.  Counterparts.  This Amendment Number Fourteen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

           IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number Fourteen to be executed and delivered by their duly authorized officers as of the day and year first above written.

E-LOAN, INC.
(Borrower)

By:
Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS. INC.
(Lender)

By:
Name:
Title:

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